Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated February 27, 2026, relating to the consolidated financial statements of ZeroStack Corp., incorporated herein by reference and to the reference to our firm under the heading “Experts” in the Post-Effective Amendment No. 1 to Form S-4 Registration Statement (File No. 333-296686).

/s/ DAVIDSON & COMPANY LLP

Chartered Professional Accountants	Vancouver, Canada

August 18, 2026